Exhibit 99.1

ISE 555 Broadway, LLC
c/o ISE America, Inc.
P.O. Box 267
Galena, MD 21635

October 16, 2013

By Hand and Certified Mail, Return Receipt Requested

Scholastic Inc.

557 Broadway

New York, New York 10012

Attn:	Andrew S. Hedden
Executive Vice President and General Counsel

Re:	Amended and Restated Lease effective as of August 1, 1999 between ISE 555 Broadway, LLC (“Landlord”) and Scholastic Inc. (“Tenant”) relating to 555 Broadway, New York, New York (the “Lease”)

Gentlemen:

Pursuant to Section 2.03 of the Lease, this notice shall constitute Landlord’s Offer. All capitalized terms contained, but not defined in, this Landlord’s Offer shall have the meanings ascribed to them in this Lease. The following are the material terms and conditions pursuant to which Landlord is offering to sell the Property to Tenant:

1.     Purchaser: Scholastic Inc. The Purchaser’s interest in and to the Purchase and Sale Agreement shall not be assignable to a third party.

2.     Purchase Price: $255 million, all cash, with no financing contingency.

3.     Deposit: $50 million, to be held in escrow by Landlord’s counsel.

4.     Closing Date: February 3, 2014, subject to one 30 day extension by Purchaser upon payment of an additional $5 million deposit into escrow.

5.     Condition of Property: As-is.

6.     Gallery Space. It is our present intention to vacate the gallery space at some point in time after the closing of the sale.

Kindly respond to this Landlord Offer in accordance with the provisions of the Lease.

Very truly yours,

ISE 555 BROADWAY, LLC

By:	ISE HIYOKO, INC.,
Managing Member

By:
	Name:	Gregg Clanton
	Title:	Director

cc:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attn: Jacob Bart, Esq.
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Scholastic Inc. 557 Broadway, New York, NY 10012-3999, (212) 343-6700
www.scholastic.com

Richard Robinson
CEO, President & Chairman
drobinson@schoIastic.com

December 13, 2013

By Hand Delivery

Ise 555 Broadway, LLC
c/o Ise America, Inc.
2063 Alexander Street
Newberry, South Carolina 29108

Attn:	Gregg Clanton

Re:	Amended and Restated Lease effective as of August 1, 1999 between Ise 555 Broadway, LLC (“Landlord”) and Scholastic Inc. (“Tenant”) relating to 555 Broadway, New York, New York (the “Lease”)

Gentlemen:

Reference is made to Landlord’s Offer set forth in Landlord’s notice to Tenant, dated October 16, 2013 (“Landlord’s Offer Notice”). All capitalized terms not defined in this letter shall have the meanings respectively ascribed to them in Landlord’s Offer Notice or the Lease.

Tenant hereby accepts Landlord’s Offer on the terms set forth in Landlord’s Offer Notice, and Tenant is prepared to consummate the purchase of the Property in accordance with the provisions of Section 2.03 of the Lease.

We look forward to completing the transaction with you.

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Very truly yours,

Scholastic Inc.

By:
	Name:	Richard Robinson
	Title:	Chairman, President and Chief Executive Officer

cc:	Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Kenneth W. Sold, Esq.

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